UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under § 240.14a-12.

SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 21, 2022

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2022

This Supplement to Proxy Statement, dated April 4, 2022 (this “Supplement”), supplements the definitive proxy statement filed by ServisFirst Bancshares, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2022 (the “2022 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Stockholders, scheduled to be held virtually on Friday, May 6, 2022 at 8:00 AM Central Time (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about April 4, 2022.

Updated Information Regarding Proposal 4

The New York Stock Exchange (“NYSE”) notified the Company of the NYSE’s ruling that Proposal 4 in the 2022 Proxy Statement (to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares) is a “routine” matter under NYSE rules. Therefore, brokers may vote uninstructed shares regarding Proposal 4. The 2022 Proxy Statement previously advised stockholders that Proposal 4 is a non-discretionary or “non-routine” matter. As a result of NYSE’s ruling, if you own your shares through a bank, broker or other nominee and you do not provide them with specific voting instructions, the bank, broker or nominee is permitted in its discretion to cast a broker vote with respect to your shares on Proposal 4. If you wish to prevent your bank, broker or other nominee from voting on Proposal 4 in their discretion, you should complete, sign and submit your voting instruction card or provide voting instructions to your bank, broker or nominee by internet or telephone as described under the caption “Summary - Voting Your Shares” on page 2 of the 2022 Proxy Statement, specifying the manner in which you want your shares to be voted. You may also attend and cast your vote at the Annual Meeting by following the instructions set forth in the 2022 Proxy Statement under the caption “Questions and Answers About the 2022 Annual Meeting and Voting – How do I Vote?” on page 44 of the 2022 Proxy Statement.

Furthermore, the answer to the question titled “What is the effect of an “abstain” vote or a “broker non-vote” on the proposals?” on page 46 of the 2022 Proxy Statement is hereby revised to read in its entirety as follows:

“Under the General Corporation Law of the State of Delaware, an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Shares as to which a “broker non-vote” occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to a voting matter. The election of directors and the advisory vote on executive compensation are considered “non-routine” matters on which a broker may not vote without your instructions. The approval of an amendment of our Restated Certificate of Incorporation and the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm are each considered “routine” matters, and brokers who do not receive instructions from you on how to vote on that matter generally may vote on these matters in their discretion.

Broker non-votes are not counted as “for” or “against” Proposal 3, the advisory vote on executive compensation. Because a majority of shares outstanding and entitled to vote is required for approval of the amendment of our Restated Certificate of Incorporation, abstentions and shares not voted at the Annual Meeting will have the same effect as votes “AGAINST” Proposal 4.”

Except as described in this Supplement, none of the items or information presented in the 2022 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2022 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2022 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.